Exhibit 99.1
Alarm.com Reports Second Quarter 2026 Results

-- SaaS and license revenue increased 11.1% to $188.8 million --
-- GAAP net income was $24.2 million --
-- Non-GAAP adjusted EBITDA was $57.7 million --

TYSONS, VA., August 6, 2026 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for intelligently connected properties, today reported financial results for its second quarter ended June 30, 2026. Alarm.com also provided its financial outlook for SaaS and license revenue for the third quarter of 2026 and increased its guidance for the full year of 2026.

Second Quarter 2026 Financial Results as Compared to Second Quarter 2025

•SaaS and license revenue increased 11.1% to $188.8 million, compared to $170.0 million.
•Total revenue increased 9.2% to $277.7 million, compared to $254.3 million.
•GAAP net income was $24.2 million, compared to $34.2 million.
•GAAP net income attributable to common stockholders was $24.2 million, or $0.48 per diluted share, compared to $34.6 million, or $0.63 per diluted share.
•Non-GAAP adjusted EBITDA(*) was $57.7 million, compared to $49.9 million(^).
•Non-GAAP adjusted net income attributable to common stockholders(*) was $41.1 million, or $0.77 per diluted share, compared to $35.2 million(^), or $0.62 per diluted share(^).

Balance Sheet and Cash Flow

•Total cash and cash equivalents was $479.4 million as of June 30, 2026, compared to $960.6 million as of December 31, 2025. The decrease in cash and cash equivalents was primarily due to the payment and full settlement of the $500.0 million aggregate principal amount of the 0% convertible senior notes on January 14, 2026.
•For the six months ended June 30, 2026, cash flows from operating activities was $92.5 million, compared to $46.8 million for the six months ended June 30, 2025. For the six months ended June 30, 2026, non-GAAP free cash flow(*) was $86.8 million, compared to $36.1 million for the six months ended June 30, 2025.

Recent Business Highlights

•Launched Commercial Fire Solution: Alarm.com launched its new Fire Communicator, extending the commercial platform into the commercial fire market. Compatible with most new and existing fire alarm control panels, the solution gives Alarm.com’s service provider partners a cost-effective path to modernize fire communications while consolidating account management, billing and support on the Alarm.com platform.

•EnergyHub Delivered Grid-Scale Flexibility During July Heat Wave: Over the July Fourth weekend, utilities across 31 states and Ontario, dispatched 304 demand response events through the EnergyHub platform. The events shifted 17.5 gigawatt-hours of load during periods of peak demand. EnergyHub's growing scale demonstrates the critical role that distributed energy resources play in helping utilities manage peak demand and support long-term grid reliability.

•Expanded CHeKT Remote Video Monitoring (RVM) Capabilities for Complex Commercial Environments: Alarm.com's subsidiary, CHeKT, introduced advanced system partitioning capabilities that enable multiple independent RVM partitions for larger and more complex commercial deployments.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the third quarter of 2026 and increasing its guidance for the full year of 2026 based upon current management expectations.

For the third quarter of 2026:

•SaaS and license revenue is expected to be in the range of $189.8 million to $190.0 million.

For the full year of 2026:

•SaaS and license revenue is now expected to be in the range of $754.0 million to $754.4 million, up $10.2 million from the midpoint of the full year of 2026 SaaS and license revenue guidance provided in February 2026.
•Total revenue is expected to be in the range of $1.0790 billion to $1.0894 billion, which includes anticipated hardware and other revenue in the range of $325.0 million to $335.0 million.
•Non-GAAP adjusted EBITDA expectations are being increased to a range of $221.0 million to $223.0 million.

•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $156.0 million to $157.0 million, based on an estimated tax rate of 21.0%.
•Based on an expected 56.3 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $2.92 to $2.94 per diluted share.

The 2026 guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its second quarter 2026 financial results and its outlook for the third quarter and full year of 2026. A live audio webcast is scheduled to begin at 4:30 p.m. ET on August 6, 2026. To participate on the live call, analysts and investors should pre-register to obtain a dial-in number and individual passcode by visiting: https://register-conf.media-server.com/register/BI629d63124541492bbb6e5150f212c2c0. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com. The information contained on any referenced website is not incorporated herein.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for intelligently connected properties. Millions of homeowners and businesses rely on Alarm.com's technology to secure, monitor and manage their environments from anywhere. Our comprehensive suite of solutions — including security, video surveillance, access control, active shooter detection, intelligent automation, energy management and wellness — is delivered exclusively through a trusted network of thousands of professional service providers and commercial integrators across North America and worldwide. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. Alarm.com delivers serious security for serious people. To learn more, visit www.alarm.com.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.
(^) During the first quarter of 2026, the Company revised its definition of certain non-GAAP metrics to exclude gains and losses on investments with readily determinable fair value. Comparable information for the prior periods presented has been updated to conform to the current presentation. Further details are set forth at the end of this press release.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and non-GAAP free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use non-GAAP adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation. Accordingly, we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. In particular, non-ordinary course litigation expense, acquisition-related expense and tax adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Interest expense: We record interest expense primarily related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes, and the May 2024 issuance of $500.0 million aggregate principal amount of 2.25% convertible senior notes due June 1, 2029, or the 2029 Notes. We exclude interest expense in calculating our non-GAAP adjusted EBITDA. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt issuance costs related to the 2026 Notes and 2029 Notes as discussed below.

Interest income and certain activity within other expense, net: We exclude interest income as well as certain activity within other expense, net including gains, losses or impairments on investments with readily determinable fair values and without readily determinable fair values and on other assets, gains on settlement fees as well as losses on the early extinguishment of the debt, when applicable, from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Provision for income taxes: We exclude the impact related to our provision for income taxes from our non-GAAP adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Income from equity method investments, net: We exclude income from equity method investments, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than we are and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating non-GAAP adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization of debt issuance costs: We record amortization of debt issuance costs related to the 2026 Notes and 2029 Notes as interest expense. We exclude amortization of debt issuance costs from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred and received in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, acquisitions and investments, and the Company’s guidance for the third quarter and full year of 2026 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: impact of the global economic uncertainty and financial market conditions caused by significant worldwide events, including public health crises, and geopolitical upheaval (including the ongoing conflicts in Ukraine and in the Middle East and surrounding areas), disruptions to global supply chains, fluctuations in interest rates, tariffs, risk of recession and inflation (collectively, the Macroeconomic Conditions) on the Company's business, results of operations and financial condition, including on the Company's hardware sales and Software-as-a-Service, or SaaS, and license revenue growth rate; the Company's business strategy, plans and objectives for future operations; continued enhancements of the Company's platform and offerings; the potential impact of trade policies and new or increased tariffs on the Company's cost of hardware revenue and hardware revenue margins; and the Company's future financial and business performance; and other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2026 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended June 30, 2026. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
SaaS and license revenue	$188,778	$169,993	$370,302	$333,793
Hardware and other revenue	88,956	84,315	172,625	159,337
Total revenue	277,734	254,308	542,927	493,130
Cost of revenue(1):
Cost of SaaS and license revenue	29,917	23,653	57,812	45,221
Cost of hardware and other revenue	65,736	63,809	128,352	120,475
Total cost of revenue	95,653	87,462	186,164	165,696
Operating expenses:
Sales and marketing	32,979	31,136	67,413	59,685
General and administrative	36,646	27,084	64,100	54,085
Research and development	71,008	69,070	143,067	137,437
Amortization and depreciation	8,964	7,534	18,056	14,558
Total operating expenses	149,597	134,824	292,636	265,765
Operating income	32,484	32,022	64,127	61,669
Interest expense	(3,543)	(4,321)	(7,215)	(8,635)
Interest income	4,491	11,808	9,422	24,179
Other expense, net	(2,336)	(175)	(6,245)	(2,835)
Income before income taxes	31,096	39,334	60,089	74,378
Provision for income taxes	7,737	5,458	13,593	12,765
Income from equity method investments, net	(849)	(341)	(1,094)	(316)
Net income	24,208	34,217	47,590	61,929
Net loss attributable to redeemable noncontrolling interests	38	335	239	573
Net income attributable to common stockholders	$24,246	$34,552	$47,829	$62,502

Per share information attributable to common stockholders:
Net income attributable to common stockholders per share:
Basic	$0.49	$0.69	$0.97	$1.26
Diluted	$0.48	$0.63	$0.95	$1.15
Weighted average common shares outstanding:
Basic	49,328,402	49,806,105	49,463,300	49,733,328
Diluted	55,924,506	60,137,204	56,160,666	60,159,849
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense data:	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Sales and marketing	$592	$620	$1,334	$1,100
General and administrative	3,076	2,474	6,132	5,446
Research and development	3,908	5,840	8,159	11,846
Total stock-based compensation expense	$7,576	$8,934	$15,625	$18,392

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$479,418	$960,584
Accounts receivable, net of allowance for credit losses of $8,016 and $5,171, and net of allowance for product returns of $2,050 and $2,140 as of June 30, 2026 and December 31, 2025, respectively	161,709	141,852
Inventory	94,349	94,429
Other current assets, net of allowance for credits losses of $750 and $749 as of June 30, 2026 and December 31, 2025, respectively	65,879	75,646
Total current assets	801,355	1,272,511
Property and equipment, net	67,966	64,799
Intangible assets, net	87,791	99,352
Goodwill	224,641	224,987
Deferred tax assets	147,694	152,255
Operating lease right-of-use assets	52,283	52,636
Investments in unconsolidated entities	232,470	226,931
Other assets, net of allowance for credit losses of $2 and $0 as of June 30, 2026 and December 31, 2025, respectively	42,778	43,120
Total assets	$1,656,978	$2,136,591
Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$108,201	$107,195
Accrued compensation	27,522	31,126
Deferred revenue	17,912	16,428
Convertible senior notes, net	—	499,867
Operating lease liabilities	7,941	8,524
Total current liabilities	161,576	663,140
Deferred revenue	13,902	13,456
Convertible senior notes, net, noncurrent	491,094	489,641
Operating lease liabilities	68,430	67,609
Other liabilities	11,656	11,735
Total liabilities	746,658	1,245,581
Redeemable noncontrolling interests	45,865	42,847
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 53,941,823 and 53,540,939 shares issued; and 49,033,533 and 49,630,714 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	540	536
Additional paid-in capital	564,053	549,913
Treasury stock, at cost; 4,908,290 and 3,910,225 shares as of June 30, 2026 and December 31, 2025, respectively	(272,872)	(227,852)
Accumulated other comprehensive income	2,029	2,690
Retained earnings	570,705	522,876
Total stockholders’ equity	864,455	848,163
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,656,978	$2,136,591

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
Cash flows from operating activities:	2026	2025
Net income	$47,590	$61,929
Adjustments to reconcile net income to net cash flows from operating activities:
Provision for credit losses on accounts receivable	3,346	1,552
Reserve for product returns	987	1,111
Provision for credit losses on notes receivable	3	749
Amortization and depreciation	18,056	14,558
Amortization of debt issuance costs	1,586	3,002
Amortization of operating leases	7,587	7,829
Deferred income taxes	6,205	(15,673)
Stock-based compensation	15,625	18,392
Distributions on investments in unconsolidated entities	6,430	—
Loss from investments in unconsolidated entities	4,422	3,454
Other adjustments	710	67
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(24,204)	1,574
Inventory	(24)	(1,544)
Other current and non-current assets	5,471	(4,732)
Accounts payable and other current liabilities	5,193	(39,711)
Deferred revenue	1,930	682
Operating lease liabilities	(8,320)	(6,393)
Other liabilities	(71)	(73)
Cash flows from operating activities	92,522	46,773
Cash flows used in investing activities:
Business acquisitions, net of cash acquired	—	(23,412)
Additions to property and equipment	(5,759)	(10,667)
Issuances of notes receivable	(4,342)	(23,500)
Receipt of payments on notes receivable	61	49
Capitalized software development costs	(538)	(758)
Proceeds from sale of investments in unconsolidated entities	6,039	—
Purchase of investments in unconsolidated entities	(16,173)	(174,700)
Cash flows used in investing activities	(20,712)	(232,988)
Cash flows used in financing activities:
Repayments of convertible senior notes	(500,000)	—
Payments of deferred consideration for acquisitions and investments in unconsolidated entities	(12,089)	(1,741)
Purchases of treasury stock, including transaction costs	(45,020)	(10,167)
Issuances of common stock from equity-based plans	2,102	2,314
Cash flows used in financing activities	(555,007)	(9,594)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(73)	(184)
Net decrease in cash, cash equivalents and restricted cash	(483,270)	(195,993)
Cash, cash equivalents and restricted cash at beginning of the period	968,807	1,229,132
Cash, cash equivalents and restricted cash at end of the period	$485,537	$1,033,139

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$479,418	$1,024,862
Restricted cash included in other current assets, net, and other assets, net	6,119	8,277
Total cash, cash equivalents and restricted cash	$485,537	$1,033,139

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Non-GAAP adjusted EBITDA:
Net income	$24,208	$34,217	$47,590	$61,929
Adjustments:
Interest expense, interest income and certain activity within other expense, net[1]	704	(6,005)	3,310	(11,774)
Provision for income taxes	7,737	5,458	13,593	12,765
Income from equity method investments, net	(849)	(341)	(1,094)	(316)
Amortization and depreciation expense	8,964	7,534	18,056	14,558
Stock-based compensation expense	7,576	8,934	15,625	18,392
Acquisition-related expense	33	10	92	60
Litigation expense	9,331	87	10,105	108
Total adjustments	33,496	15,677	59,687	33,793
Non-GAAP adjusted EBITDA	$57,704	$49,894	$107,277	$95,722

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Non-GAAP adjusted net income:
Net income, as reported	$24,208	$34,217	$47,590	$61,929
Provision for income taxes	7,737	5,458	13,593	12,765
Income from equity method investments, net	(849)	(341)	(1,094)	(316)
Income before income taxes	31,096	39,334	60,089	74,378
Adjustments:
Interest income and certain activity within other expense, net[1]	(2,839)	(10,326)	(3,905)	(20,409)
Amortization expense	6,026	4,731	12,056	9,289
Amortization of debt issuance costs	729	1,504	1,586	3,002
Stock-based compensation expense	7,576	8,934	15,625	18,392
Acquisition-related expense	33	10	92	60
Litigation expense	9,331	87	10,105	108
Total adjustments	20,856	4,940	35,559	10,442
Income taxes [2]	(10,910)	(9,297)	(20,086)	(17,812)
Non-GAAP adjusted net income	$41,042	$34,977	$75,562	$67,008

1 During the three months ended March 31, 2026, the Company revised its definition of non-GAAP adjusted EBITDA and non-GAAP adjusted net income to exclude gains and losses on investments with readily determinable fair value, in addition to gains and losses on investments without readily determinable fair value, which the Company has historically excluded. The Company believes this change provides a consistent and useful view of its core operating performance, as such gains and losses are not reflective of the Company’s underlying business operations, are driven by market price fluctuations that are outside of management’s control and can vary significantly from period to period in ways that may obscure trends in operating results. For comparability and to conform the prior period to the current presentation, the Company has revised non-GAAP adjusted EBITDA and non-GAAP adjusted net income for the three and six months ended June 30, 2025. As a result, the Company adjusted for losses on investments with readily determinable fair value of $1.5 million and $3.8 million during the three and six months ended June 30, 2025, respectively, within “Interest expense, interest income and certain activity within other expense, net” and “Interest income and certain activity within other expense, net.”

2 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2026 and 2025. The 21.0% effective tax rate for each of the three and six months ended June 30, 2026 and 2025 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Non-GAAP adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$24,246	$34,552	$47,829	$62,502
Provision for income taxes	7,737	5,458	13,593	12,765
Income from equity method investments, net	(849)	(341)	(1,094)	(316)
Income attributable to common stockholders before income taxes	31,134	39,669	60,328	74,951
Adjustments:
Interest income and certain activity within other expense, net[1]	(2,839)	(10,326)	(3,905)	(20,409)
Amortization expense	6,026	4,731	12,056	9,289
Amortization of debt issuance costs	729	1,504	1,586	3,002
Stock-based compensation expense	7,576	8,934	15,625	18,392
Acquisition-related expense	33	10	92	60
Litigation expense	9,331	87	10,105	108
Total adjustments	20,856	4,940	35,559	10,442
Income taxes [2]	(10,918)	(9,368)	(20,136)	(17,933)
Non-GAAP adjusted net income attributable to common stockholders	$41,072	$35,241	$75,751	$67,460

1 During the three months ended March 31, 2026, the Company revised its definition of non-GAAP adjusted net income attributable to common stockholders to exclude gains and losses on investments with readily determinable fair value. For comparability and to conform the prior period to the current presentation, the Company has revised non-GAAP adjusted net income attributable to common stockholders for the three and six months ended June 30, 2025. As a result, the Company adjusted for losses on investments with readily determinable fair value of $1.5 million and $3.8 million during the three and six months ended June 30, 2025, respectively, within “Interest income and certain activity within other expense, net.”

2 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2026 and 2025. The 21.0% effective tax rate for each of the three and six months ended June 30, 2026 and 2025 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Non-GAAP adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.49	$0.69	$0.97	$1.26
Provision for income taxes	0.16	0.11	0.28	0.26
Income from equity method investments, net	(0.02)	(0.01)	(0.02)	(0.01)
Income attributable to common stockholders before income taxes	0.63	0.79	1.23	1.51
Adjustments:
Interest income and certain activity within other expense, net[1]	(0.06)	(0.20)	(0.08)	(0.41)
Amortization expense	0.12	0.10	0.24	0.19
Amortization of debt issuance costs	0.01	0.03	0.03	0.06
Stock-based compensation expense	0.16	0.18	0.32	0.37
Acquisition-related expense	—	—	—	—
Litigation expense	0.19	—	0.20	—
Total adjustments	0.42	0.11	0.71	0.21
Income taxes [2]	(0.22)	(0.19)	(0.41)	(0.36)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.83	$0.71	$1.53	$1.36
Non-GAAP adjusted net income attributable to common stockholders per share - diluted [3]	$0.77	$0.62	$1.42	$1.19
Weighted average common shares outstanding:
Basic, as reported	49,328,402	49,806,105	49,463,300	49,733,328
Diluted, as reported	55,924,506	60,137,204	56,160,666	60,159,849

1 During the three months ended March 31, 2026, the Company revised its definition of non-GAAP adjusted net income attributable to common stockholders per share – basic and diluted, to exclude gains and losses on investments with readily determinable fair value. For comparability and to conform the prior period to the current presentation, the Company has revised non-GAAP adjusted net income attributable to common stockholders for the three and six months ended June 30, 2025. As a result, the Company adjusted for losses on investments with readily determinable fair value of $1.5 million and $3.8 million during the three and six months ended June 30, 2025, respectively, within “Interest income and certain activity within other expense, net,” impacting the per share amounts.

2 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2026 and 2025. The 21.0% effective tax rate for each of the three and six months ended June 30, 2026 and 2025 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

3 Non-GAAP adjusted net income attributable to common stockholders per diluted share includes the add back of cash interest expense, net of tax, attributable to convertible senior notes of $2.1 million and $4.2 million for each of the three and six months ended June 30, 2026 and 2025.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Non-GAAP free cash flow:
Cash flows from operating activities	$41,887	$22,716	$92,522	$46,773
Additions to property and equipment	(4,847)	(4,552)	(5,759)	(10,667)
Non-GAAP free cash flow	$37,040	$18,164	$86,763	$36,106